UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): May 29, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2013, Noranda Aluminum Acquisition Corporation (“AcquisitionCo”), a subsidiary of Noranda Aluminum Holding Corporation (the “Company”), entered into an Incremental Amendment No. 2 to Credit Agreement (the “Amendment”) among AcquisitionCo, Bank of America, N.A., as incremental term lender and Bank of America, N.A., as administrative agent, to its existing Senior Secured Term B Loan Facility.

The Amendment provides for an incremental borrowing of $50.0 million, increasing the aggregate principal amount currently outstanding under the current Senior Secured Term B Loan Facility to $481.5 million. Borrowings under the Amendment will be due and payable on February 28, 2019 and will have the same terms as borrowings under the existing Senior Secured Term B Loan Facility, the terms of which are more fully described in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2013, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
Exhibit
Number    Description
99.1    Press release, dated May 30, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	May 31, 2013
By:	/s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Officer